Exhibit 10.12
Form of
Amendment No. 1
to
PROMISSORY NOTE

Between

RIO VISTA OPERATING PARTNERSHIP, L.P.

And

TRANSMONTAIGNE PRODUCT SERVICES INC.

Rio Vista Operating Partnership, L.P. (“Rio”) executed a Promissory Note dated August 15, 2006 (“Promissory Note”) in favor of TransMontaigne Product Services Inc. (“TPSI”) pursuant to the terms of that certain Purchase and Sale Agreement dated August 15, 2005 (“Agreement”) between the same parties. In accordance with the Amended and Restated Agreement dated August 15, 2006, Rio and TPSI agreed to amend the Promissory Note, effective as of the Closing Date of the Amended and Restated Agreement, as follows:

1.     Delete the fifth sentence of Section 3 in its entirety and replace it with the following:

“The entire principal balance and any other amounts due under this Note shall be due and payable in full on the first anniversary of the Closing Date, as that term is defined in the Purchase and Sale Agreement dated August 15, 2005, as amended and restated on August 15, 2006 between Borrower and Holder (“Maturity”).”

2.     In Section 9, after the date “August 15, 2005,” insert “, as amended and restated on August 15, 2006.”

3.     The other terms of the Promissory Note remain unchanged and the parties hereby ratify and confirm them.

RIO VISTA OPERATING PARTNERSHIP, LP	TRANSMONTAIGNE PRODUCT SERVICES INC.

By:	By:
Name: Charles Handly	Name: William S. Dickey
Title: President	Title: President